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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                        Date of Report: July 24, 1998


                   PRINCETON DENTAL MANAGEMENT CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


     DELAWARE                     0-20222                    36-3484607
    (State or                   (Commission                   (I.R.S.
Other Jurisdiction              File Number)                  Employer
 or Incorporation)                                      Identification No.)



                 7421 WEST 100TH PLACE, BRIDGEVIEW, IL 60455
                   (Address of Principal Executive Offices)


                                (708) 974-4000
             (Registrant's Telephone Number, including Area Code)
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                   PRINCETON DENTAL MANAGEMENT CORPORATION



Item 5. Other Events.

        Effective as of July 14, 1998, PDMC has entered into a Financial Consulting Agreement with BullsEye Marketing, Inc.

        The Agreement anticipates that BullsEye Marketing, Inc. will assist PDMC in generally building market awareness of PDMC and providing other specified services generally aimed at enhancing the market value of PDMC. As compensation for such services, PDMC will pay the consultant $1000 per month plus reasonable expenses and issue 250,000 warrants to the consultant.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 24, 1998.

PRINCETON DENTAL MANAGEMENT CORPORATION



By: Frank Leonard Laport
    --------------------------------
    Frank Leonard Laport,
    Chief Executive Officer